EXHIBIT 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1)(iii), we the undersigned agree that the Schedule 13G, to which this Joint Filing Agreement is attached as Exhibit 1, is filed on behalf of each of us.

Date: February 13, 2006

MAYFIELD X, L.P.
A Delaware Limited Partnership

By:	Mayfield X Management, L.L.C.
Its General Partner

By:	/s/ James T. Beck
James T. Beck, Authorized Signatory

MAYFIELD X MANAGEMENT, L.L.C.
A Delaware Limited Liability Company

By:	/s/ James T. Beck
James T. Beck, Authorized Signatory

MAYFIELD X ANNEX, L.P.
A Delaware Limited Partnership

By:	Mayfield X Annex Management, L.L.C.
Its General Partner

By:	/s/ James T. Beck
James T. Beck, Authorized Signatory

MAYFIELD X ANNEX MANAGEMENT, L.L.C.
A Delaware Limited Liability Company

By:	/s/ James T. Beck
James T. Beck, Authorized Signatory

MAYFIELD ASSOCIATES FUND V, L.P.
A Delaware Limited Partnership

By:	Mayfield X Management, L.L.C.
Its General Partner

By:	/s/ James T. Beck
James T. Beck, Authorized Signatory

Page 21 of 26 pages.

MAYFIELD PRINCIPALS FUND, L.L.C.
A Delaware Limited Liability Company

By:	Mayfield X Management, L.L.C.
Its Managing Director

By:	/s/ James T. Beck
James T. Beck, Authorized Signatory

YOGEN K. DALAL

By:	/s/ James T. Beck
James T. Beck, Attorney In Fact

KEVIN A. FONG

By:	/s/ James T. Beck
James T. Beck, Attorney In Fact

WILLIAM D. UNGER

By:	/s/ James T. Beck
James T. Beck, Attorney In Fact

WENDELL G. VAN AUKEN, III

By:	/s/ James T. Beck
James T. Beck, Attorney In Fact

A. GRANT HEIDRICH, III

By:	/s/ James T. Beck
James T. Beck, Attorney In Fact

DAVID J. LADD

By:	/s/ James T. Beck
James T. Beck, Attorney In Fact

ROBERT T. VASAN

By:	/s/ James T. Beck
James T. Beck, Attorney In Fact

ALLEN L. MORGAN

By:	/s/ James T. Beck
James T. Beck, Attorney In Fact

Page 22 of 26 pages.